ANOORAQ RESOURCES CORPORATION

CORPORATE GOVERNANCE POLICIES
AND PROCEDURES MANUAL
NOVEMBER 22, 2007

ANOORAQ RESOURCES CORPORATION

(the “Company”)

Corporate Governance Policies and Procedures Manual (the “Manual”)

Amended effective November 22, 2007

TABLE OF CONTENTS

A. CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of the Company has adopted the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities. The Board may modify or make exceptions to the Guidelines from time to time in its discretion and consistent with the duties and responsibilities owed to the Company and its shareholders. These Guidelines have been prepared with the intention that they comply with corporate governance rules established by the applicable regulators and stock exchanges.

1.	Definitions

AMEX means American Stock Exchange.

Blackout Period is the time frame when Insiders and Employees and those in a special relationship cannot trade in Company Securities because of their actual or deemed knowledge of Undisclosed Material Information.

Board means Board of Directors of the Company.

CEO means the Chief Executive Officer of the Company.

CFO means the Chief Financial Officer of the Company.

Company Securities include common shares, stock options, and warrants (whether listed or not) of the Company.

Employees means persons directly employed by the Company or by HDI and includes the substantially full-time, in house, consultants of either company.

Executive officer is used herein for purposes of verbatim reproduction of the rules of the SEC and AMEX and generally means Senior Officer, but in the event of any doubt as to whether a person who is a Senior Officer qualifies as an executive officer as contemplated by such U.S. rules, U.S. legal counsel should be consulted.

HDI means Hunter Dickinson Inc. a company which provides management services to the Company.

Insider Trading means Trading while in possession of Undisclosed Material Information.

Insiders is deemed to have the meaning defined in the Securities Act (British Columbia) but generally means, for purposes hereof, the Directors and all Senior Officers of the Company and its subsidiaries and any person that holds 10% or more of the Company’s voting securities.

Material Fact means, where used in relation to securities issued or proposed to be issued, a fact that significantly affects, or could reasonably be expected to significantly affect, the market price or value of those securities

Material Change means, if used in relation to the affairs of the Company, a change in the business, operations, assets or ownership of the Company that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the Company, and includes a decision to implement that change made by (a) senior management of the Company who believe that confirmation of the decision by the directors is probable, or (b) the directors of the Company.

Material Information is any information a reasonable investor would consider important in making an investment decision, and means generally Material Changes and Material Facts. Some examples include exploration results, earnings information, mergers, contracts for developments, negotiations concerning contracts or projects, possible dispositions or acquisitions of significant assets or businesses, important corporate developments, financings, important personnel changes, and litigation.

Undisclosed Material Information is Material Information for which no Public Disclosure has yet been made. At any time when Material Information has not yet been released to the public, the Company is under a duty to take precautions to keep the information completely confidential.

Public Disclosure means fulfilment of the Company’s obligation to disclose Material Information. Announcements of Material Information are not deemed to have been properly disseminated or made “public” until a reasonable period (generally one trading day) after they have been released to the exchanges, appropriate securities commissions and distributed electronically through the media and newswire services, so as to be reasonably accessible to the investing public and to be reflected in the price of the Company's stock.

Special Relationship - A person is in a special relationship with the Company if the person

(a) is an Insider, affiliate or associate of

(i) the Company,

(ii) a person that is proposing to make a take over bid for the securities of the Company, or

(iii) a person that is proposing

(A) to become a party to a reorganization, amalgamation, merger, arrangement or similar business combination with the Company, or

(B) to acquire a substantial portion of the property of the Company;

(b) is engaging in or is proposing to engage in any business or professional activity with or on behalf of the Company or with or on behalf of a person described in paragraph (a)(ii) or (iii);

(c) is a director, officer or Employee of the Company or of a person described in paragraph (a)(ii) or (iii) or (b);

(d) knows of a Material Fact or of a Material Change with respect to the Company, having acquired the knowledge while in a relationship described in paragraph (a), (b) or (c) with the Company; or

(e) knows of a Material Fact or of a Material Change with respect to the Company, having acquired the knowledge from another person at a time when

(i) that other person was in a special relationship with the Company, whether under this paragraph or any of the paragraphs (a) to (d) and

(ii) the person that acquired knowledge of the Material Fact or Material Change from that other person knew or reasonably ought to have known of the special relationship referred to in subparagraph (i).

SEC means the U.S. Securities and Exchange Commission.

Senior Officer means the CEO, CFO, Chairman, the President (if not the CEO), any Vice-President, the Secretary, any individual who performs these functions and generally the five highest paid Employees of the Company.

Trading in Company Securities includes acquiring options or warrants to acquire Company Securities, purchasing or selling Company Securities, and the sale of Company Securities arising from exercising outstanding warrants or stock options, in each case whether directly or indirectly. Trading does not include exercising Company granted options or warrants or other rights or convertibles in accordance with their terms.

A Trading Plan is a written programme entered into by an Insider with a broker, under S.161(b) of the Rules to the Securities Act and SEC Rule 10b5-1, which Plan may allow the Insider to trade during a Blackout Period as a consequence of a previously filed specified periodic sale of shares under the direction of a broker who is not in a Special Relationship.

2.	Director Responsibilities

(f) Oversee Management of the Company. The principal responsibilities of the directors are to oversee the management of the Company in the best interests of the Company and its shareholders. These responsibilities require that the directors attend to the following:

  reviewing and approving on a regular basis, and as the need arises, fundamental operating, financial, and other strategic corporate plans which take into account, among other things, the opportunities and risks of the business;

  evaluating the performance of the Company, including the use of corporate resources to ensure they are used optimally and only for appropriate business purposes;

  evaluating the performance of, and overseeing the progress and development of, senior executives and taking appropriate action, such as promotion, change in responsibility and termination;

  evaluating the Company’s compensation programs;

  implementing senior executive succession plans;

  establishing a corporate environment that promotes timely and effective disclosure (including appropriate controls, procedures and incentives), fiscal accountability, high ethical standards and compliance with all applicable laws and industry and community standards;

  ensuring systems are in place to identify and manage the risks faced by the Company;

  complying with disclosure requirements and establishing the communications policies of the Company;

  reviewing and deciding upon material transactions and commitments;

  developing a corporate governance structure that allows and encourages the Board to fulfill its responsibilities;

  providing assistance to the Company’s senior executives, including guidance on those matters that require Board involvement; and

  evaluating the overall effectiveness of the Board and its committees.

(g) Exercise Business Judgment. In discharging their fiduciary duties of care, loyalty and candour, directors are expected to exercise their business judgment to act in what they reasonably and honestly believe to be the best interests of the Company and its shareholders free from personal interests. In discharging their duties, when appropriate the directors may rely on the Company’s senior executives and its outside advisors, auditors and legal counsel but also should consider second opinions where circumstances warrant.

(h) Understand the Company and its Business. Directors are expected to become and remain informed about the Company and its business, properties, risks and prospects.

(i) Establish Effective Systems. Directors are responsible for determining that effective systems are in place for the periodic and timely reporting to the Board on important matters concerning the Company. Directors should also ensure that periodic reviews are undertaken of the integrity of the Company’s internal controls and management information systems.

(j) Protect Confidentiality and Proprietary Information. Directors are responsible for establishing policies that are intended to protect the Company’s confidential and proprietary information and ensure that it is not disclosed to outside parties not authorized by the Board until it is generally disclosed. Likewise, all discussions and proceedings of the Board of Directors must be treated as strictly confidential and privileged to preserve open discussions between directors and to protect the confidentiality of Board discussions.

(k) Board, Committee and Shareholder Meetings. Directors are responsible for attending Board meetings and meetings of committees on which they serve. Directors who reside in or near the city where the Company holds a meeting of shareholders are expected to attend such a meeting. They must devote the time needed, and meet as frequently as necessary, to properly discharge their responsibilities.

(l) Indemnification. The directors are entitled to Company-provided indemnification through corporate articles and by-laws, corporate statutes and, where the directors so resolve and can obtain it, directors’ and officers’ liability insurance.

3.	Director Qualification Standards

(m) Independence. The Board will ensure it has at all times at least the minimum number of the members of the Board who are independent directors. To be considered independent: (i) a director must be independent as determined in accordance with all applicable laws and the rules and regulations of each stock exchange on which the Company’s shares are traded (see Part D-1 hereto); and (ii) in the Board’s judgment, the director must not otherwise have, directly or indirectly, a financial, legal or other relationship with the Company that would reasonably interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The determination of whether a material relationship exists will be made by the other members of the Board of Directors who are independent.

(n) Size and Skills of Board. The Board believes a board of 8 to 12 directors, of which at least three are independent, is an appropriate size given the Company’s present circumstances, but a smaller or larger Board may be appropriate at any given time depending on circumstances and changes in the Company’s business. The Board will also consider the competencies and skills that the Board, as a whole, should possess and the competencies and skills of each director.

(o) Other Directorships. The Board does not believe that its members should be prohibited or even discouraged from serving on boards of other organizations, and the Board does not propose any specific policies limiting such activities providing they do not reduce a director’s effectiveness for the Company. However, the Nominating and Governance Committee should take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and in making its recommendations. Service on boards or committees of other organizations is conditional on compliance with the Company’s conflict of interest policies.

(p) Tenure. The Board does not believe it should establish director term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as management. As an alternative to term limits, the Nominating and Governance Committee will review each director’s continuation on the Board annually. This will allow each director the opportunity to confirm his or her desire to continue as a member of the Board and allow the Company to replace directors where, upon recommendation of the Nominating and Governance Committee, the Board makes a determination in that regard.

(q) Separation of the Offices of Chairman and CEO. The Board will select a chairman of the Board in a manner and upon the criteria that the Board deems appropriate at the time of selection. The Board believes the Chairman of the Board should be independent from management of the Company and, therefore, the offices of Chairman and CEO will be separate.

(r) Selection of New Director Candidates. Except where the Company is legally required by contract, law or otherwise to provide third parties with the right to nominate directors, the Nominating and Governance Committee will be responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, (ii) recommending to the Board the persons to be nominated for election as directors at any meeting of shareholders and (iii) recommending to the Board persons to be elected by the Board to fill any vacancies on the Board. Any Board member or shareholder of the Company may propose one or more person to be a director nominee, including a position to be filled by increasing the number of directors. The Nominating and Governance Committee may also propose director nominees. The Nominating and Governance Committee will evaluate proposed nominees and may, in its discretion, conduct personal interviews. If the Nominating and Governance Committee deems it appropriate, the Committee may then propose a person or persons which it believes would fulfill Board criteria for membership. The Nominating and Governance Committee’s recommendations will be discussed by the plenary board but the recommendations are not binding upon it. Following any such recommendation and consideration, the plenary Board may select one or more such persons to be nominated or elected, as the case may be.

(s) Extending the Invitation to a New Director Candidate to Join the Board. An invitation to join the Board will be extended by the Chairman of the Board when authorized by the Board.

4.	Board Meetings

(t) Selection of Agenda Items. The Chairman of the Board shall propose an agenda for each Board meeting. Each Board member is free to require the inclusion of other agenda items and is generally free to raise at any Board meeting subjects that are not on the agenda for that meeting although voting on matters so raised may be deferred to another meeting to permit proper preparation for a vote on an unscheduled matter (emergencies excepted).

(u) Frequency and Length of Meetings. The Chairman of the Board, in consultation with the members of the Board, will normally determine the frequency and length of Board meetings; however, the ultimate power in this regard rests with the plenary Board. Special meetings may be called from time to time as required to address the needs of the Company’s business.

(v) Advance Distribution of Materials. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting will normally be distributed in writing to the directors reasonably before the meeting (with a goal of 7 days) and directors should review these materials in advance of the meeting. The Board acknowledges that certain items to be discussed at a Board or committee meeting may be of a very time-sensitive nature and that the distribution of materials on these matters before the meeting may not be practicable.

(d) Executive Session of Independent Directors. At least one executive session of independent directors will be held on an annual basis.

5.	Board Committees

(w) Key Committees. The Board will at all times have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each such committee will have a charter that has been approved by the Board and will form part of the Governance Manual. The Board may, from time to time, establish or maintain additional committees or subcommittees as it deems necessary. The Board may delegate any of its powers to committees of the Board, except that it may not delegate the powers to fill Board vacancies, remove a director, change the membership or fill vacancies in a Board Committee, or remove or appoint officers who are appointed by the Board.

(x) Assignment of Committee Members. The Nominating and Governance Committee will be responsible for recommending to the Board the persons to be appointed to each committee of the Board. All members of the Audit Committee must be "independent" in accordance with applicable stock exchange regulations. A majority of the members of the Compensation Committee and the Nominating and Governance Committee must be “independent directors” in accordance with the independent director requirements described in Part D-1 of the Governance Manual.

(y) Committee Charters. The charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee will set forth the purposes,

goals and responsibilities of the committees. The Board will, from time to time as it deems appropriate, review and reassess the adequacy of each charter, at least annually, and make appropriate changes. Each charter must address those matters required by applicable laws and stock exchange rules.

(z) Selection of Agenda Items. Each committee will appoint a chairman and, in consultation with the committee members, will develop the committee’s agenda.

(aa) Frequency of Committee Meetings. The chairman of each committee, in consultation with the committee members, will determine the frequency of the committee meetings consistent with any requirements set forth in the committee’s charter. Special meetings may be called by any member from time to time as required to address the needs of the Company’s business and fulfill the responsibilities of the committees.

6.	Director’s Access to Management and Independent Advisors

(a) Access to Officers and Employees. All directors have at all reasonable times and on reasonable notice, full and free access to officers and Employees of the Company. Any meetings or contacts that a director wishes to initiate should normally be arranged though the CEO or the CFO. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company. The directors will, to the extent appropriate and in accordance with the Company’s ethics and business conduct policy, copy or inform the CEO on any communication between a director and an officer or Employee of the Company.

(b) Access to Independent Advisors. The Board and each committee shall have the power to hire and consult with independent legal, financial or other advisors for the benefit of the Board or such committee, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. Such independent advisors may be the regular advisors to the Company. The Board or any such committee is empowered, without further action by the Company, to cause the Company to pay the appropriate compensation of such advisors as established by the Board or any such committee.

7.	Director Compensation

(a) Role of Board and Compensation Committee. The form and amount of director compensation will be recommended by the Compensation Committee and approved by the Board in accordance with the general principles set forth herein and in the Compensation Committee Charter. The Compensation Committee will also conduct an annual review of the compensation of the Company’s directors and make recommendations to the Board.

(b) Form of Compensation. The Board believes that directors should be provided with incentives to focus on long-term shareholder value. The Board believes that including equity options as part of director compensation helps align the interest of directors with those of the Company’s shareholders.

(c) Amount of Compensation. The Company seeks to attract exceptional talent to its Board. Therefore, the Company’s policy is to compensate directors competitively relative to comparable companies. The Company’s management will, from time to time, present a report to the Compensation Committee comparing the Company’s director compensation with that of comparable companies. The Board believes that it is appropriate for the Chairman of the Board and the independent director chairmen of committees to receive additional compensation for their additional duties in these positions.

(d) Director Stock Ownership. The Board believes that each director should acquire and hold shares of Company stock in an amount that is meaningful to shareholders and appropriate to each such director. Therefore, the Board, in consultation with each director, will establish a target for stock ownership by each director and a time period during which this target is to be met. In general, stock having a value equal to three times annual base cash compensation is an appropriate level of ownership, to be acquired over a period of not more than five years.

(e) Employee Directors. Directors who are also Employees of the Company may receive additional compensation for Board or committee service if they are not already compensated at full industry rates in their capacities as Employees.

8.	Director Orientation and Continuing Education

(a) Director Orientation. The Company’s senior management will conduct orientation programs for new directors. The orientation programs will include presentations by management to familiarize new directors with the Company’s projects, its strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its code of business conduct and ethics, its principal officers, its internal and independent auditors and its outside legal advisors. In addition, the orientation program will include a review of the Company’s expectations of its directors in terms of time and effort, a review of the directors’ fiduciary duties and visits to Company headquarters and, to the extent practical, the Company’s significant facilities.

(b) Continuing Education. To enable each director to better perform his or her duties and to recognize and deal appropriately with issues that arise, the Company will provide the directors with suggestions to undertake continuing director education, the cost of which will be borne by the Company.

9.	Management Evaluation and Succession and Executive Compensation

(a) Selection of CEO. The Board selects the Company’s CEO in the manner that it determines to be in the best interests of the Company. The Board, together with the

CEO, will develop a clear position description for the CEO. The Board will also develop the corporate goals and objectives that the CEO is responsible for meeting.

(b) Evaluation of Senior Executives. The Compensation Committee will be responsible for overseeing the evaluation of the CEO. The Compensation Committee will determine the nature and frequency of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the performance of the CEO, to be discussed with the Board. The Board will review the assessment to ensure that the CEO is providing the best leadership for the Company over the long- and short-term. The Compensation Committee will also discuss with the Board the recommendations of the CEO with regards to the compensation of the other senior executives.

(c) Succession of Senior Executives. The Compensation Committee will be responsible for overseeing an annual evaluation of executive management succession planning.

(d) Expectations of Management. The Board will establish, and review on an annual basis, its expectations for senior management generally.

(e) Executive Compensation. Compensation of the CEO must be determined, or recommended to the Board for determination, by the Compensation Committee. The CEO must not be present during voting or deliberations. Compensation for all other officers must be determined, or recommended to the Board for determination, by the Compensation Committee.

10.	Ethics Policies

The Board of Directors, on the recommendation of the Nominating and Governance Committee, will adopt and maintain ethics policies which will apply to the Company’s directors, officers and employees. The ethics policies will meet the definition of a “code of ethics” under Item 16.B of SEC Form 20-F, as amended, and other applicable laws and regulations.

11.	Annual Performance Evaluation of the Board

The Nominating and Governance Committee will oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance. The evaluation will include an assessment of the contributions of each director. This evaluation will be discussed by the Board.

12.	Board Interaction with Shareholders, Institutional Investors, the Press, Customers, etc.

The Board believes that the CEO and his or her designees should normally speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives.

The Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairman of the Board will monitor communications from shareholders and other interested parties, and will provide copies or summaries of such communications to the other directors as he or she considers appropriate.

13.	Periodic Review of the Governance Manual

The Board will, from time to time, with or without recommendations of the Nominating and Governance Committee, review and reassess the adequacy of the Governance Manual and recommend any proposed changes for approval.

B–1

CORPORATE INFORMATION AND TRADING POLICY

1.	Introduction

The Company and its Directors, Officers and Employees must satisfy legal and ethical obligations for proper control over disclosure of corporate information and the trading of its securities. The Company’s shareholders, its reputation for integrity, the market generally and securities regulators all require that the Company provide appropriate disclosure of material information within the requirements of the law. The Company also has the obligation to ensure that Directors, Officers and Employees and others who maybe in a special relationship do not inappropriately benefit from having Undisclosed Material Information.

The wrongful use of Material Undisclosed Information prior to such information being disseminated generally may make both the Company and the individuals involved liable for criminal and/or civil penalties and damage awards.

2.	Scope

This policy applies to all Directors, Officers and Employees of the Company and its subsidiaries and affiliates. It also applies to the Directors, Officers and Employees of HDI.

It relates to treatment of confidential information and to disclosures in documents submitted to securities regulators; to written and oral statements made, including those in the Company’s annual and quarterly reports, news releases, letters to shareholders, media articles, presentations by senior management; and to information contained on the Company’s website and other electronic communications. It includes oral statements made in meetings and telephone conversations with reporters, analysts, investors and others, interviews with the media, as well as speeches, press conferences and conference calls.

There are a number of capitalized terms used in this Policy. Refer to the Definitions in the Corporate Governance Guidelines for definitions of certain of the terms.

3.	Public Disclosure of Material Information

Disclosure of Information

Senior Officers have the responsibility to provide, or cause to be provided, full fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to securities regulatory authorities, including the SEC, and in news releases and other public communications made by the Company. That responsibility includes reviewing disclosure in their areas of responsibility and bringing material information to the attention of those persons who have primary and overall responsibility for ensuring that the Company fulfills its disclosure obligations.

Corporate Spokespersons have primary and overall responsibility to ensure the Public Disclosure of Material Information in the manner and time required under applicable corporate and securities legislation and applicable stock exchange requirements, and in accordance with this policy. That includes disclosure documents filed with regulatory authorities and stock exchanges, press releases and like disclosures. The Company Spokespersons consist of the CEO, the CFO and any other persons who are authorized by the CEO, generally or in a specific instance, to speak for the Company. NO ONE EXCEPT THE COMPANY SPOKESPERSONS ARE AUTHORIZED TO COMMUNICATE AS TO MATTERS OF PUBLIC DISCLOSURE ON BEHALF OF THE COMPANY.

Shareholders are entitled to receive certain periodic information as set out in relevant corporate and securities legislation. This and all other Undisclosed Material Information should be made available to shareholders only when it is publicly released and after the appropriate procedures are complied with – as set out in this Policy. This is for both the Company and the shareholders’ protection. Substantial security holders and analysts in particular MUST NOT receive “preferential” treatment in the matter of information disclosure. Receipt of Undisclosed Material Information would restrict their ability to trade, and may make them liable for civil and criminal penalties if they should trade.

Enquiries

All inquiries, including inquiries from the press, securities analysts and the general public, must be referred to one of the designated Corporate Spokespersons. All requests for legally disclosable information will be considered by the Corporate Spokesperson and, upon approval, will be disseminated in an equitable, timely manner. Requests from individuals or small investors must be responded to in the same manner as a request from a large investor, analyst or the media.

If the Company is invited to review draft analyst reports or models, the relevant Corporate Spokesperson should review the report ONLY for factual information and limit his/her comments to discussion or correction of facts. Furthermore, no undisclosed material information is to be communicated in the course of such a review and comment. If factual correction would result in the disclosure of undisclosed material information, the Company Spokesperson must take the necessary steps to ensure that such information is communicated to the public generally before it is communicated to the particular analyst or other person making the inquiry.

Directors, Officers or Employees may be asked to forward or recommend analysts’ reports or may consider forwarding analysts’ reports or media stories about the Company. The forwarding or recommending of such reports or stories may be regarded as verifying or validating the information contained in the reports or stories. If any of the information in the report or story is not accurate, the act of forwarding or recommending the report or story may constitute the dissemination of false or misleading information in violation of securities laws. In addition, if any of the information in the report or story is accurate but has not been generally disseminated by the Company, the forwarding or recommending of the report or story may constitute selective disclosure in violation of securities laws. Finally, analyst reports are considered proprietary products of the analyst’s firm. For these reasons, the Company will only distribute analyst reports to any persons outside the Company only if a Corporate Spokesperson so directs and the analyst consents.

Control of Confidential Information

Any Employee with knowledge of Undisclosed Material Information must notify the CEO or CFO if that person has any reason to believe the CEO or CFO is unaware of such information.

Confidential information, including Undisclosed Material Information generated from Directors, Officers, Employees and outside consultants and contractors, and other information gained through confidential discussions with third parties, must be safeguarded by all Directors, Officers and Employees. Appropriate office procedures must be followed, including care when handling confidential correspondence, assay results, reports, documents, memos and facsimiles. All documents should be disposed for shredding, not placed in rubbish bins. Third party data should be so marked, all confidentiality obligations noted on the relevant document or file, and such obligations adhered to.

Visitors to the offices or work sites of the Company are not to be left unattended at any time, except in designated “safe” locations; e.g., reception area and the boardroom.

Discussion of Material Information

Discussions by Directors, Officers and Employees concerning Undisclosed Material Information should be confined to other Directors, Officers and Employees and Company advisors only, and to as few people as required on a strictly “need to know” basis, and should never occur in public places such as elevators and hallways.

No Director, Officer or Employee may participate in internet “chat rooms” or “bulletin boards” that relate directly or indirectly to the Company, the Company’s business, any industry participant (for example joint venture participants, suppliers, contractors), or similar entities.

Stock Exchange Obligations

Directors, Officers and Employees must not comment, whether positively or negatively, on rumours but they should be reported to a Corporate Spokesperson. In general, the Company's policy is not to comment on rumours. If a stock exchange requests the Company to make a definitive statement in response to rumours, a Corporate Spokesperson will consider the matter (in consultation with legal counsel) and decide whether to make a policy exception.

If any Director, Officer or Employee makes any disclosure of Undisclosed Material Information (inadvertently or otherwise), the person responsible for the disclosure or any other Director, Officer or Employee learning of it must contact a Corporate Spokesperson as soon as possible, and the Corporate Spokesperson will consider the Company’s responsibilities under applicable law.

Where a Material Change occurs in the affairs of the Company, a Corporate Spokesperson will decide (in consultation with the Board and legal counsel if necessary) when Public Disclosure is required or advisable, and, when determined, a news release will be promptly distributed to the securities regulators, Stock Exchanges and the media.

Financial Disclosure Procedure

The CEO and CFO shall review all proposed financial disclosures and recommend a final form of release to the Audit Committee for review and approval. Upon approval, the release will be provided to the Board where required and upon the Board’s approval shall be disseminated as set out below by a Corporate Spokesperson.

A Corporate Spokesperson shall prepare, or review, all proposed general disclosures and shall recommend a final form of release to the Board for approval. If, following circulation, no comments are received back within the period requested by the Corporate Spokesperson (normally at least one full business day except in urgent circumstances), the information will be disseminated in a timely manner through the usual services. Dissemination will be only be done by a Corporate Spokesperson, in accordance with regulatory compliance requirements.

4.	Trading by Directors, Officers and Employees; Insider Trading

Unless a Blackout Period is in place (see below), Directors, Officers and Employees may Trade at any time subject to such persons not having any Undisclosed Material Information and subject to securities laws generally.

While in the possession of Undisclosed Material Information, unless otherwise permitted pursuant to a Trading Plan, Directors, Officers and Employees must not Trade in Company Securities nor in any securities of companies that have a significant legal or financial relationship, direct or indirect, with the Company (generally joint venture partners) in connection with Undisclosed Material Information. Such Insider Trading is illegal under applicable securities laws.

5.	Black Out Periods and Other Restrictions

Black Out Periods will be determined by Corporate Spokespersons based on their awareness of the actual or possible existence of Undisclosed Material Information. Instigation of a general Black Out Period will be communicated to all Directors, Officers and Employees by e-mail and any other necessary means. In addition, there may be additional special Blackout Periods applicable to directors, officers and senior management. The existence of a Black Out Period is itself confidential and must be kept confidential by all Directors, Officers and Employees. Once instituted, a Blackout Period will continue to exist until a Company Spokesperson communicates its termination.

In addition to Black Out Periods instituted due to the existence of Undisclosed Material Information, Directors and Senior Officers are subject to the following additional trading restrictions:

(i)

Special Blackout. During the period beginning on the first day after a financial quarter and continuing until financial results are announced for that quarter (or results are announced for the year in the case of the fourth financial quarter), no Director or Senior Officer may sell, purchase, subscribe, donate, or otherwise engage in any transaction in securities of the Company. That includes the acquisition, disposition or exercise of any option, but does not include accepting any non-transferable stock option from the Company under the Company stock option plan.

(ii)

Short Sales. No Director or Senior Officer shall engage in short sales of securities of the Company or sales of borrowed securities of the Company. For purposes hereof, the short sale of Company shares as a method of facilitating the exercise of an option granted by the Company shall be deemed not to be a short sale for purposes of the aforementioned restriction notwithstanding that any such sale- against-an-option may be treated as a short sale under Canadian securities legislation. Before selling short against an option, the holder of the option should bring the proposed transaction to the attention of the Company’s CFO so as to ensure the transaction is treated properly.

(iii)

Trading Plans. No Director or Senior Officer shall place automatic buy or sell orders with brokers except for a Trading Plan entered into with a qualifying broker under Section 161 of the rules to the Securities Act of British Columbia and pursuant to SEC Rule 10b5-1, provided that you were not in possession of undisclosed material information (unless it has since been disclosed) at the time you established the Trading Plan. Furthermore, no trading may take place under a Trading Plan during a Special Blackout Period.

(iv)

Preclearance. No Director or Senior Officer may engage in any transaction in the Company's securities unless that person first clears the transaction with the Director who has been designated by the Board of Directors to monitor and approve such transactions. The Chairman, assisted by the Chief Financial Officer, has been designated as Director for clearance of transactions.

6.	Disclosure of Director and Senior Officer Transactions

Directors and Senior Officers are required to disclose their transactions on SEDI (the online Canadian insider reporting system), within 10 days after the transaction. This is the individual's obligation, not the Company’s, but any Director or Senior Officer may ask the CFO for assistance in understanding his/her obligations.

In addition, the Company is required to report all Director and Senior Officer transactions to SENS (the South African insider reporting system) within 48 hours after the transaction. In order for the Company to be able to fulfill its obligation, it is imperative that Directors and Officers report all transaction to the Company's CFO or Vice President, Legal, within 24 hours of the transaction. For this purpose, a transaction is deemed to have occurred on the execution date, and not on the settlement date.

7.	Violations

Insider Trading is a violation of applicable securities laws. Securities laws impose severe penalties, including criminal fines, imprisonment and/or civil penalties calculated on the profit gained or loss avoided.

If any Directors, Officers or Employees disclose Undisclosed Material Information to any person outside of the Company, and the person receiving that disclosure directly or indirectly Trades on that information, the person providing the information and those persons who receive the information may both be criminally and civilly liable for Insider Trading.

As well, any person with power to influence or control the direction or management, policies or activities of another person (which may include directors and individuals in a supervisory position over that other person) who was aware that a violation was likely to occur and failed to take appropriate steps to prevent such an act from occurring, may have liability.

Any violation of this Policy may result in the Company taking appropriate disciplinary actions, up to and including termination of employment, or a determination not to re-nominate a person as a Director. Reporting of any improper Insider Trading to enforcement authorities may also be required of the Company.

8.	Compliance Officer

The Company has designated Joel Kessler, Vice President, Legal, tel. 27 11 883-0831 (South Africa), e-mail joel@anooraqresources.co.za, as the Compliance Officer responsible for day to day implementation of this Policy. The Compliance Officer is also responsible for responding to any questions any Employee may have regarding the application of the Policy.

B–2

POLICY TO PREVENT THE CORRUPTION OF FOREIGN PUBLIC OFFICIALS

1.	Introduction

Both Canada and the United States have laws making it illegal to corrupt officials of foreign governments or to engage in certain related acts. In Canada, the law is entitled Corruption of Foreign Public Officials Act and in the United States the law is entitled Foreign Corrupt Practices Act. In the discussion that follows, we have always adopted the more stringent requirement of the two laws.

Many countries have laws concerning the corruption and bribery of government officials, but oftentimes these laws are applied arbitrarily or inconsistently. No Director, Officer or Employee, or agent or representation of the Company may engage in an act permitted or tolerated under local law if that act is prohibited under Canadian and United States laws. Similarly no such person may engage in an act permitted under Canadian or United States law if it is prohibited under local law.

2.	Persons to Whom the Policy Applies

The Policy applies to the Company and its subsidiaries; their Directors, Officers and Employees; and their agents and representatives. It also applies to the Directors, Officers and Employees of HDI. For these purposes, action by a foreign agent or representative is the equivalent of action by the Company.

The laws may apply in whole or in part to foreign companies and joint ventures if a Canadian or United States company controls the foreign company or joint venture or otherwise authorizes, directs or participates in activity by the foreign company or joint venture. Deciding whether activities of a foreign company or joint venture are authorized, directed or participated in by the Company in any particular instance will be an uncertain exercise with uncertain results. In addition, allegations of illegal conduct by any company or joint venture in which the Company has a significant interest can only cause damage to the reputation of the Company. For this reason, you should assume that any action of foreign companies and joint ventures in which the Company has a significant interest, including the actions of the employees and agents of such foreign companies and joint ventures, will be attributable to the Company. You should also expect that the laws will apply to actions which violate the law, regardless of where those actions occur.

3.	Offences

A.	Offence of Bribery

The laws make it illegal to offer or provide money or anything of value

(i)	for the personal benefit of:

	(a)	any foreign government official, or

	(b)	any official of a public international organization (such as the International Monetary Fund, regional development banks or other multilateral organizations), or

	(c)	any foreign political party or its officials or any political candidate

(ii)	for the purpose of:

	(a)	influencing that official in the exercise of his or her duties (or non-exercise of those duties), or

	(b)	having any such person influence foreign government activity, or

	(c)	otherwise securing an improper advantage

(iii)	for the purpose of aiding the Company in obtaining, retaining or directing business.

The laws may be violated if the person knows, or if it should have been obvious, that the payments were made for an illegal purpose.

The laws also apply to indirect payments, i.e., where the Company offers or provides money or anything of value to any person with the knowledge that the person will or is likely to make a prohibited payment, or if it should have been obvious that such a payment was likely to be made.

B.	Offence of Possession of Bribery Proceeds

It is illegal to possess property or proceeds obtained from the bribery of a foreign public official or other person mentioned above. This applies not only to the money or property used to make a bribe. It also may apply to profits obtained as a result of the bribe. Consequently, a company that obtains business through a bribe may have to account for not only the bribe and be liable to substantial monetary penalties but also may be forced to surrender all of its profits from such business.

C.	Offence of Laundering

It is also illegal to "launder", i.e., to deal with intent to conceal, property or proceeds from property obtained as a result of the bribery of a foreign public official or other persons mentioned above.

4.	Defences and Exceptions

	A.	The Payment is Lawful in the Foreign State

It is an affirmative defence if it can be shown that the payment was legal under the written laws and regulations of the foreign country. As an example, in some foreign countries, the Company may be required by law to hire as an agent a national of that country who also is connected to the government of that country in some way or other. However, there are few countries that have such laws, so the chances of this exception applying are relatively rare.

B.	The Payment was a Reasonable Expense

It is an affirmative defence if it can be shown that the payment was a reimbursement of travel, lodging and other reasonable and bona fide expenses directly related to the business promotion, demonstration or explanation of the Company’s business, or the execution or performance of a contract with the foreign government. As an example, payment of the travel expenses of a foreign government official to visit one of our mines, as a part of an effort to promote the Company in that country, would fit into this category.

C.	Facilitating Payments

There is an exception in the laws for “facilitating payments.” “Facilitating payments” are payments made to expedite routine governmental action that does not involve obtaining, retaining or directing business. They generally involve payments to induce minor government functionaries (government employees without discretionary authority over a project or transaction) to complete their jobs in the manner required and where the situation does not involve the securing of business. Examples include payments to secure

(i)	the issuance of a permit, licence or other document to qualify a person to do business;

(ii)	the processing of official documents such as visas or work permits;

(iii)	the provision of services normally offered to the public, such as mail pick- up and delivery, telecommunication services and power and water supply; and

(iv)

the provision of services normally provided as required such as police protection, loading and unloading of cargo, the protection of perishable products or commodities from deterioration or the scheduling of inspections related to contract performance or transit of goods.

D.	Unconditional and Nominal Gifts

It is generally believed that unconditional gifts having nominal value, when made openly and as a social amenity, or as a token of esteem, regard or gratitude in accordance with local custom, generally will not be regarded as a bribe.

5.	Company Policy

The Company’s policy is firm and unconditional. Under no circumstances will the Company ever pay a bribe prohibited by the laws. If you are ever solicited for such a bribe, or if you become aware of any instance where any Director, Officer, Employee, agent or representative of the Company or its subsidiaries or its joint ventures proposes to offer such a bribe or is otherwise involved in such illegal activity, you are to report the matter to your immediate superior, or directly to the CEO, the CFO or the Compliance Officer of the Company. Any person that participates in any scheme to pay such an illegal bribe will be terminated immediately.

With respect to payments that fall within the exceptions noted above under the heading Defences and Exceptions:

  No payment that would otherwise be an illegal bribe may be made on the basis that it is was legal under the written laws and regulations of the foreign country without the prior written approval of the CEO.

  No payment that would otherwise be an illegal bribe may be made on the basis that it is a reimbursement of travel, lodging or other reasonable and bona fide expenses directly related to the business promotion, demonstration or explanation of the Company’s business or the execution or performance of a contract with the foreign government without the prior written approval of the CEO or CFO.

  No “facilitating payments” may be made without the prior written approval of the CEO.

  With respect to unconditional gifts of nominal value made openly and as a social amenity, or as a token of esteem, regard or gratitude in accordance with local custom, the CEO will establish a monetary limit on the value of any such gift. Any gifts with a value in excess of that limit must be approved in advance by the CEO.

If any Employee has any reason to believe that there may have been, or that there may be, a violation of this Policy, that Employee should report the possible violation in accordance with the Corporate Watch and Whistleblower Protection Policy set out at Part B-4 of the Governance Manual. As an alternative, you may wish to consult with the Compliance Officer identified in paragraph 8 below.

6.	Accounting Requirements

The Company and its affiliated foreign companies and joint ventures must:

  Keep financial records which, in reasonable detail, accurately and fairly reflect transactions; and

  Maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management authorization, (ii) transactions are properly recorded as needed to permit preparation of financial statements and to maintain accountability for assets, (iii) all assets are recorded on the books of the Company and access to assets is only permitted in accordance with management authorization, and (iv) periodic auditing is done at reasonable intervals and action is taken to resolve discrepancies.

As an example, the accounting provisions require that the Company properly record “facilitating payments” as such and prohibit their characterization in some other form. The accounting provisions also prohibit the Company from maintaining off-record cash “slush” funds or cash that may be accessed without compliance with normal internal controls relating to disbursements.

7.	Red Flags

The following is a list of “red flags” that should alert you to the potential existence of corrupt practice.

1.	Off book accounts

2.	Shell corporations

3.	Sham transactions

4.	Independent auditor or internal auditor unable to obtain information

5.	Lack of disclosure to regulatory authorities

6.	Poor reputation of a foreign agent

7.	Commission for a transaction out of line with local standards

8.	Agent refuses to give appropriate representations

9.	Foreign agent has links to the government

10.	Cash payments/lack of paper trail

11.	Payments made to third parties or to third country accounts

12.	Unusual bonuses paid to foreign personnel for which there is little support

8.	Compliance Officer and Compliance Program

The Company has designated Joel Kessler, Vice President, Legal, tel. 27 11 883-0831 (South Africa), e-mail joel@anooraqresources.co.za, as the Compliance Officer responsible for day to day implementation of this Policy. The Compliance Officer will work with appropriate counsel, accounting personnel and others to develop specific procedures, practices and training programs designed to prevent and detect violations of the Policy. The Compliance Officer is also responsible for responding to any questions any Employee may have regarding the application of the Policy and the Compliance Program.

B–3

ETHICS AND BUSINESS CONDUCT POLICY
FOR DIRECTORS, OFFICERS AND EMPLOYEES

The Board of Directors of the Company has adopted the following Ethics and Business Conduct Policy (the “Policy”) for all Directors, Officers and Employees of the Company and all of its subsidiaries. It also applies to the Directors, Officers and Employees of HDI.

There are a number of capitalized terms used in this Policy. Refer to the Definitions in the Corporate Governance Guidelines for definitions of certain of the terms.

Several of the provisions of the Policy are reflected in the Company's employment agreements.

While there cannot be a specific rule for every situation one may encounter in a workday, the Board has adopted this Policy to provide certain principles for the business conduct of the Directors, Officers and Employees. In addition to this Policy, all personnel are expected to be familiar with and comply with the Company’s other policies and procedures, as well as adhere to the highest ethical standards in all your business dealings.

A violation of the law, employment agreement or this Policy is a serious matter. A Director, Officer or Employee that violates a law, government regulation or this Policy will face appropriate disciplinary action, which may include demotion or immediate termination of employment for cause.

You should promptly discuss any questions or concerns you may have about this Policy or the correctness of any past, present or anticipated conduct with the CEO, the CFO, or the Compliance Officer identified in paragraph 16 below. As described in the Corporate Watch and Whistleblower Protection Policy, your concerns will be treated in confidence and there will be no reprisal or adverse affect on you for bringing a matter forward.

The provisions of this Policy may be amended or waived only by the Company’s Board of Directors.

1.	Criteria for Ethical Decision Making

Before embarking on any course of action, you need to ask yourself these questions:

  Is the life, health or safety of anyone, or the environment endangered by the action?

  Is it legal?

  Does it feel fair and honest?

  Does it compromise anyone’s trust or integrity?

  Could I justify it to the public?

2.	Ethical Business Practices

Each Director, Officer and Employee is accountable to adhere to and advocate high standards of honest and ethical conduct as outlined in this Policy.

3.	Fair Dealings

Deal fairly and honestly with the Company’s joint venture partners, suppliers, professional advisors, competitors, other Directors, Officers and Employees, and anyone else with whom you have contact in the course of performing your job. You should not take any advantage of anyone through actions such as manipulation, concealment, misappropriation or abuse of confidential information, falsification, misrepresentation of material facts or any other unfair dealing practice. You also should not give any advantage to anyone for reason of personal relationship, personal benefit, or other reasons not involving the best interests of the Company.

The Company requires that all contracts, agreements and other documents correctly set forth the terms of the underlying business arrangement and that any such documents are reviewed and approved through established Company policy and procedures.

4.	Corporate Opportunities and Duty of Loyalty

You have a duty of loyalty to the Company, which includes a duty to advance the Company’s legitimate interests when the opportunity to do so arises. Accordingly, you may not use your position or the Company’s name, property, information or good will for personal gain or for the gain of others. You are further prohibited from taking advantage of an opportunity that is discovered through the use of any corporate property, information, contacts or your position with the Company. All such opportunities, actual or perceived, should be reported to your immediate supervisor.

Outside directors of the Company may have a variety of other business relationships involving duties of loyalty. In addition, outside directors do not have the same obligation as officers and employees to bring corporate opportunities to the Company. For these reasons, the Policy does not apply to outside directors of the Company with respect to issues involving duties of loyalty or corporate opportunities and such issues, to the extent they arise, are to be resolved directly with the Board of Directors.

5.	Conflicts of Interest and Outside Activities

A conflict of interest arises when your private interests, or the private interest of your family, interfere, or appear to interfere, in any way, with the interests of the Company. You must take care to ensure that you identify and avoid any situation of actual or apparent conflict of interest.

Some conflicts are clear-cut; others are less obvious. For that reason, you must fully disclose to your supervisor or members of the executive team all circumstances that could be construed or perceived as a conflict of interest. Full disclosure enables the Company to resolve unclear situations and create an opportunity to dispose of or ethically handle conflicts of interest before any difficulty can arise. To the extent a conflict of interest cannot be avoided in a reasonable fashion then appropriate procedures must be put in place to minimize the involvement of any conflicted individuals in the relationship or interaction, giving rise to the conflict. Failure to make required disclosures or resolve conflicts of interest satisfactorily can result in discipline up to and including termination of employment.

The Company's form of employment agreement prohibits an Employee’s employment or engagement in any capacity in any other business without the prior permission of the Company. This provision broadly addresses potential conflicts of interest. Specific examples include, but are not limited to:

  Acting as an employee, director or officer of or a consultant to, a competitor or potential competitor of the Company, regardless of the nature of the employment or consulting relationship except where the CEO has first considered and approved such relationships or activity;

  Holding a substantial financial interest in a business which is a joint venture partner, optionor or optionee, competitor or supplier of the Company or which otherwise does business with the Company;

  The purchase of merchandise or services for the Company from, or placement of other business with, a company directly or beneficially owned or controlled by a Director, Officer or Employee, his or her spouse, relative, in-law or co-habitant;

  Serving as proprietor, general partner, officer or director of any business (except charitable organizations or family businesses that in no way compete with the Company or do business with the Company) without first obtaining written consent of the CEO.

In the case of Employees who are also Directors, such matters will be resolved directly with the Board.

Outside directors of the Company are not expected to devote their time and effort solely on behalf of the Company, and they may have a variety of other business relationships that could give rise to a conflict of interest. For this reason, any such potential conflicts of interest are not subject to the Policy and are to be resolved directly with the Board of Directors.

6.	Accepting or Giving Gifts

The giving or accepting of gifts can adversely affect the Company's reputation for fair dealing You must avoid:

  Accepting or soliciting a gift, favour, or service that is intended to, or might appear to, influence your decision-making or professional conduct.

  Giving or offering to give any gift, gratuity, favour, entertainment, reward, or any other thing of value that might influence or appear to influence the judgment or conduct of the recipient in the performance of his or her job. This includes transactions with government personnel, customers and suppliers.

You may give or receive unsolicited gifts or entertainment only in cases where the gifts or entertainment are of nominal value, are customary to the industry, will not violate any laws and will not influence nor appear to influence the recipient’s judgment or conduct at his or her employer’s business.

Where the matter of gifts involves foreign government officials, leaders of foreign political parties or leaders of international organization, also consult the Company's Policy to Prevent the Corruption of Public Officials, at Part B-2 of the Governance Manual.

7.	Dishonesty

Any act of dishonesty or falsification in connection with the performance of your duties for the Company will be most severely dealt with. The Company, as a policy, reports any suspicion of fraud or theft to the applicable law enforcement agency.

8.	Compliance with Laws, Regulations and Rules

You will at all times obey and comply with all federal, provincial, state and local laws, regulations and ordinances of the countries in which we operate, including:

  Health and safety laws concerning the workplace;

  Civil rights laws concerning harassment and job discrimination;

  Employment laws concerning payment of minimum wage, overtime requirements, child labour and general working conditions;

  Immigration related laws concerning the hiring of legally documented workers

  Laws concerning corrupt practices

  Laws concerning the proper maintenance of books, records and internal controls

  Laws prohibiting illegal payments, gifts, bribes or kickbacks to governmental officials, political parties or others

  Privacy laws

  Environmental laws

  Laws prohibiting misappropriation, unauthorized use, reproduction or distribution of any third party’s trade secrets, copyrighted information or confidential proprietary information

  Antitrust and other laws prohibiting unfair competition or restraint of trade

  All other applicable laws

You are expected to be sufficiently familiar with any laws that apply to our work, to recognize potential breaches and to know when to seek legal advice. If in doubt, you should discuss the matter with a Senior Officer.

9.	Accounting and Recordkeeping

Many Employees of the Company, not just accountants and controllers, participate in the financial control and reporting processes of the Company. If you have ANY responsibility for any aspect of the Company’s financial activities (including, but not limited to, processing of cash receipts or processing or approval of payments; creation, processing or approval of invoices and credit memos; payroll and benefits decisions; approval of expense reports or any other transactions; or the estimation of reserves or other claims or the amount of any accrual of deferral; or the recording of any of the foregoing in the Company’s ledgers) and/or the preparation of the Company’s financial statements or other reports, you must ensure your involvement complies with established Company practices and procedures.

You must not circumvent the Company’s systems of internal management and accounting controls, maintain funds or assets for any improper purposes or make false or misleading statements in any Company documents, reports or records. No undisclosed or unrecorded accounts may be established using the Company’s funds or other assets. All accounting records and the financial reports produced from those records must be kept and presented in accordance with applicable law, must accurately and fairly reflect in reasonable detail the Company’s assets, liabilities, revenue and expenses, and must be in accordance with generally accepted accounting principles.

Transactions must be supported by accurate and reasonably detailed documentation and recorded in the proper account. Best efforts are to be made to record transactions in the proper accounting time period. To the extent that estimates are necessary, they must be based on your good faith judgment and be supported by appropriate documentation. No payment or the related accounting entry may be approved or made with the intention or understanding that any part of the payment will be used for any purpose other than that described by the document supporting the entry or payment.

If you receive inquiries from the Company’s independent auditor, internal auditor or legal counsel, you must respond promptly, fully and accurately.

If you have any concerns as to weaknesses in the Company’s accounting system or in the Company’s internal controls; or if you believe that any instances of fraud,* or incorrect or questionable accounting practices may have occurred; or if you believe that any instances of fraudulent, incorrect or questionable practices may have occurred in connection with the annual audit of the Company’s financial statements, you should consult with your immediate supervisor

_______

*For purposes of the Policy, “fraud” includes any deliberate misstatements or omissions in connection with preparation or reporting (internal or external) of financial and/or operating information about the Company, whether or not material and without regard to whether the employee receives any personal benefit.

or with the Company’s CEO, CFO or Compliance Officer. Alternatively, you may contact the Audit Committee of the Board of Directors using the procedures outlined in the Corporate Watch and Whistleblower Protection Policy, at Part B-4 of the Governance Manual. That Policy includes a procedure for confidential, anonymous submission of concerns.

10.	Use of Company Property

You are entrusted with the care, management and cost-effective use of the Company’s property and you are not to make use of these resources for your own personal benefit or purposes or for the personal benefit of anyone else. Passwords are to be kept confidential and use of the computer systems is limited to authorized business purposes with the exception of limited personal use of internet, e-mail and voicemail which does not interfere or conflict with business use. Such occasional personal use will normally be permitted unless your supervisor believes that this privilege is being abused. However, in order to protect the Company’s interests - including for example, to ensure that the Company’s computers and voice mail are not being used for improper purposes, such as sexual harassment - the Company reserves the right to review the contents of the Company’s computers, its e-mail system, and its voice mail system. No employee has a right of personal privacy with respect to information that is placed in the Company’s computers, the e-mail system, or the voice mail system.

You are to ensure that all Company property assigned to you is maintained in good condition and you should be able to account for such equipment. Any dispositions of Company property must be for the benefit of the Company and not for personal benefit.

You are to return all documents and property in your possession upon termination of your employment for any reason. You will continue to be bound to your obligations of confidentiality to the maximum extent required by law.

11.	Proprietary and Confidential Information, Intellectual Property and Inventions/Discoveries

We want our Employees to be well informed about our business, our plans for the future, and the successes and challenges we have along the way. In return for this openness, the Company places trust in its Employees to maintain, without need for court orders or other legal requirement, the confidentiality of our proprietary information and those aspects of our business that we have not yet shared with shareholders and the general public.

You are to take all reasonable measures to protect the confidentiality of non-public information about the Company obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation. You must use proprietary information only for the Company’s legitimate business purposes, and not for your personal benefit or the personal benefit of anyone else.

To provide the Company with reasonable protection against disclosure of property and project opportunities and similar confidential information, all Employees are required to sign an employment agreement prior to their start with the Company that includes clauses addressing Confidential Information. These clauses state in part that the Company retains exclusive ownership of all project information and opportunities arising out of employment or consulting relationship and any information pertaining to the exploration plans of the Company.

Proprietary and confidential information is any information about the Company that has not been disclosed to the public and includes, without limitation:

  The Company’s ideas, discoveries, projects, data, contact information and production processes

  Information concerning actual or projected expenditures, corporate transactions, earnings or operating results or business transactions

  Investor lists, relationship with consultants, contracts, business plans and strategies

  Personnel information

It is each Employee’s responsibility to know what is confidential or proprietary and to ensure that he or she use it only in the performance of duties with the Company. If you are unsure, consider the information to be confidential until you obtain clarification.

12.	Outside Ideas

The purpose of this policy is to avoid the risk of allegation of unauthorized use or disclosure of another person’s proprietary rights, ideas or information.

When an idea, prospect, opportunity, or other confidential or proprietary information is submitted to the Company by an outsider, care must be taken to ensure that the outsider signs an agreement defining the Company’s rights and obligations before the idea or prospect or information is disclosed to employees qualified to evaluate it or use it. Outsiders who propose to submit information should be told to submit the information in writing. Outsiders should also be told that any submission constitutes their agreement that the Company’s brief review to determine possible interest will not create any non-use, confidentiality or area of interest agreement or obligation of the Company. If they do not so agree, they should be told not to submit their information.

On its receipt, any such information should be sent to the CEO or CFO or persons authorized by them to evaluate outside submissions. No one other than the CEO or CFO and persons authorized by them are to evaluate any outside submission.

Each written submission will first be reviewed to see if it purports to impose non-use, confidentiality or area of interest obligations. If it does, no further review should be made and unless the CEO upon being notified otherwise directs, the material should be returned without further review. If the material does not purport to impose such an obligation, it should be reviewed briefly to see if it might be of interest. If it is not of interest, it is to be returned with a letter stating that the information was briefly reviewed to determine possible interest, that the information is not of interest, and that the Company has no non-use, confidentiality or area of interest agreement or obligation to the sender. If the sender was previously so informed, the letter should also refer to that prior advice. If the material appears to be of interest, then the Company will need to enter into an appropriate confidentiality agreement setting out the parties’ rights and obligations before any further review or use of the information.

Third party data subject to confidentiality obligations should be so marked, all confidentiality obligations should be noted on the relevant document or file, and all such obligations must be strictly adhered to.

13.	Corporate Information and Trading Policy

The Company's Corporate Information and Trading Policy, set out as Part B-1 of the Governance Manual, is deemed to be a part of this Ethics and Business Conduct Policy.

14.	Policy to Prevent the Corruption of Foreign Public Officials

The Company's Policy to Prevent the Corruption of Foreign Public Officials, set out as Part B-2 of the Governance Manual, is deemed to be a part of this Ethics and Business Conduct Policy.

15.	Reporting and Compliance Procedures

Every Director, Officer and Employee has the responsibility to ask questions, seek guidance, report suspected violation and express concern regarding compliance with this Policy, including but not limited to questionable accounting, internal accounting control or auditing matters.

Any Director, Officer and Employee who knows or believes that any other such person or representative of the Company has engaged or is engaging in conduct that violates applicable law or this Policy has the responsibility to report such information. The procedures for reporting are set out in the Corporate Watch and Whistle Blower Protection Policy, in Part B-4 of the Governance Manual

Failure to comply with the standards outlined in this Policy will result in disciplinary action including, but not limited to, reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, discharge and restitution. Certain violations of this Policy may require the Company to refer the matter to the appropriate governmental or regulatory authorities for investigation or persecution. Moreover, any supervisor who directs or approves of any conduct in violation of this Policy, or who has knowledge of such conduct and does not immediately report it, also will be subject to disciplinary action, up to and including discharge.

16.	Administration and Distribution; Compliance Officer

The Company’s Board of Directors, the Audit Committee and the Nominating and Governance Committee have established the standards of business conduct contained in this Policy and oversee compliance with this Policy.

The Company has designated Joel Kessler, Vice President, Legal, tel. 27 11 883-0831 (South Africa), e-mail joel@anooraqresources.co.za, as the Compliance Officer responsible for day to day implementation of this Policy. The Compliance Officer is also responsible for responding to any questions any Employee may have regarding the application of the Policy.

This Policy shall be distributed to each Director, Officer and Employee upon commencement of his or her employment or other relationship with the Company. It will also be made available via the Company’s Intranet site.

Strict adherence to this Policy is vital. All managers are responsible for ensuring that Employees are aware of and understand the provisions of the Policy. For clarification or guidance on any point in the Ethics and Business Conduct Policy, please consult the CEO, the CFO or the Compliance Officer.

B–4

CORPORATE WATCH AND WHISTLEBLOWER PROTECTION POLICY

1.	Philosophy

This policy sets out the guidelines every Director, Officer and Employee should follow if he or she is aware of conduct which may constitute a violation of an internal policy, law, or regulation.

The Company expects all Directors, Officers and Employees to adhere to internal policies and guidelines as well as all laws and regulations that apply to the Company’s business. When an act of the Company or a Director, Officer or Employee violates a policy, law or regulation, it needs to be reported in a timely manner so that issues may be investigated and dealt with as quickly as possible. Delays in bringing the information to the attention of senior management may cause damage, complications, and irreversible consequences for the Company. Following the steps outlined below and ensuring that the information disclosed is accurate and reliable will allow the Company to address the issues and ensure that timely remedial action is taken.

2.	When to Make a Report

You should make a report under this Policy if you are aware of information which you reasonably believe demonstrates on the part of any person, whether in the Company or someone dealing with it:

  A violation of any internal policy or code of practice,

  A violation or questionable practice in connection with accounting, internal controls or auditing matters,

  A contravention of any law, rule or regulation,

  Corruption, illegality, mismanagement or fraud, or

  A danger to the public or danger to worker health and safety

3.	To Whom to Make a Report.

The Company recommends that you first report to your immediate supervisor. If your concern relates to that person, if you otherwise are not comfortable with reporting to your immediate supervisor, or if such reporting has not resulted in a satisfactory result, the Company recommends that you report to the CEO, the CFO, or the Compliance Officer. If, for any reason, those alternatives are not satisfactory, then you should report to an independent member of the Board of Directors. Matters relating to accounting, internal accounting controls or auditing matters should be reported to the Chairman of the Audit Committee. All other matters should be reported to the Chairman of the Nominating and Governance Committee. Details as to how to make such a report are discussed below.

With respect to matters involving the possible violation of laws or regulations, you also may choose to bring such concerns to an outside regulatory authority. However, the Company is committed to taking internal action in response to employee concerns, and would appreciate the opportunity to do so, if appropriate.

4.	Prohibition Against Retaliation.

The Company welcomes the courage and honesty of an Employee who voices concern over a particular course of action that he or she genuinely believes to be unlawful or harmful. Any attempts to intimidate, threaten or retaliation or harassment based upon a report made by an Employee pursuant to this Policy is strictly prohibited and will result in disciplinary action up to and including termination.

However, groundless or unwarranted complaints or disclosures of a harassing nature – with an ulterior motive or vindictive intent – will not be tolerated. Appropriate disciplinary measures will be taken if allegations are initiated for malicious reasons or in bad faith.

5.	Procedure

If you believe wrongdoing or serious misconduct has taken place or may take place, follow the procedures set out below. Employees are encouraged to exhaust all internal remedies before taking concerns outside the organization, unless circumstances make immediate outside assistance, such as from the police or fire department, necessary. You may make the report orally, in writing, or by e-mail. All reports will be treated as confidential to the extent possible, and only revealed on a need-to-know basis or as required by law or court order.

  Bring the matter to the attention of your immediate supervisor. Any supervisor receiving such a report is to immediately bring the matter to the attention of the CEO, the CFO, or the Compliance Officer. (See paragraph 16 of the Ethics and Business Conduct Policy for Directors, Officers and Employees for the name and contact information for the Compliance Officer.)

  Bring the matter to the attention of the CEO, the CFO, or the Compliance Officer.

  Bring the matter to the attention of an independent director of the Company. Matters relating to accounting, internal accounting controls or auditing matters should be reported to the Chairman of the Audit Committee. All other matters should be reported to the Chairman of the Nominating and Governance Committee. If you are uncertain as to whether the matter should go to the Audit Committee or the Nominating and Governance Committee, you may choose either one. Contact information for the Chairman of the Audit Committee and the Chairman of the Nominating and Governance Committee is as follows:

Chairman of the Audit Committee	Chairman of the Nominating and
Governance Committee

Name: David Elliott	Name: Wayne Kirk
Address 3111 West 42 Ave	Address: 6 Morgan Lane
Vancouver, BC V6N 3H1 Canada	San Rafael, CA 94901 United States
Telephone No. 1-604-267-9694	Telephone No.: 1-415-457-3841
Fax No.1-604-267-9693	Fax No.: 1-415-369-8925
e-mail address davidelliott@hdgold.com	e-mail address: waynekirk@thelen.com
  If you prefer to report on an anonymous basis, call on the Anooraq Hotline at 1- 877-874-8416 (Canada). Any calls to this number will be forwarded to the Chairman of the Audit Committee for further handling.
6.	Follow-up and Outcome

  On receipt of a complaint, the complaint will be reported promptly to the Chairman of the Audit Committee if it relates to accounting, internal accounting controls or auditing matters, and to the Chairman of the Nominating and Governance Committee if it relates to other matters. In the case of an oral complaint, the party receiving the complaint is to report it orally and also to prepare a written summary for the Chairman of the Audit Committee or Nominating and Governance Committee, as applicable.

  The appropriate Committee Chairman will promptly commission the conduct of an investigation. At the election of the Committee Chairman, the investigation may be conducted by Company personnel, or by outside counsel, accountants or other persons employed by the appropriate Committee.

  The identity of a person filing a complaint/report will be treated as confidential to the extent possible, and only revealed on a need-to-know basis or as required by law or court order.

  On completion of the investigation, an oral and/or written investigative report will be provided to the Audit Committee or Nominating and Governance Committee, as applicable. If any unlawful, violative or other questionable conduct is discovered, the appropriate Committee shall cause to be taken such remedial action as the Committee deems appropriate under the circumstances to achieve compliance with the applicable law, regulation or policy and to otherwise remedy the unlawful, violative or other questionable conduct. The Chairman of the appropriate Committee shall prepare, or cause to be prepared, a written summary of the remedial action taken.

  In each case, the written investigative report (or summary of any oral report), and a written summary of the remedial action taken in response to the investigative report shall be retained along with the original complaints/reports by or under the authority of the appropriate Committee Chairman for a period of four years after the resolution of the matter.
7.	Government Inquiry

If an Employee receives an inquiry from a governmental authority concerning suspected unlawful conduct, the Employee should immediately direct the inquiry to the CEO, the CFO or the Compliance Officer. In such circumstances, Employees should take measures to preserve documents and other items relevant to the investigation. To conceal an offence or to alter or destroy evidence violates the Company’s commitment of conducting its business in a legal, ethical and credible manner and is strictly prohibited.

8.	Failure to Comply or File a Report

The Company is committed to complying with all applicable laws, regulations and policies. Such compliance is only possible if all Directors, Officers and Employees follow all applicable laws, Company policies and guidelines. Persons who violate the law or the Company’s compliance policies or knowingly fail to report a violation of law or compliance policy may be subject to disciplinary action. The nature and extent of the action will be determined on a case-by-case basis. In reviewing the situation, the following is a partial list of considerations:

  The nature and severity of the offence

  Whether the persons involved acted reasonably

  The efforts by the persons involved to obtain guidance before the offence occurred

  Whether the persons involved reported themselves

Any attempt to intimidate, threaten or retaliate against anyone who reports suspected harmful or unlawful conduct is also in violation of this policy, and disciplinary action may result.

Directors, Officers and Employees are encouraged to report their own wrongdoing or possible wrongdoing. This action will be taken into account when assessing the appropriate discipline, if any. The Company will also recognize situations where a person has made an honest mistake while acting reasonably and in such situations, consider whether corrective action can be reduced or eliminated.

A violation of this policy may carry severe consequences both for the Company and the individuals involved. Compliance with this policy is a condition of office or employment with the Company. A violation of this policy may be grounds for discipline, up to and including immediate dismissal.

C–1

AUDIT COMMITTEE CHARTER

1.	Purpose

This Charter specifies the responsibilities of the Audit Committee of the Board of Directors (the “Board”) of the Company and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management’s financial, accounting and reporting processes, the Company’s system of internal accounting and financial controls and the Company’s compliance with related legal and regulatory requirements. The Audit Committee shall also review the qualifications, independence and performance of the public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work or performing other review or attest services to the Company as required under applicable laws (the “Independent Auditor”), and shall approve the appointment and terms of engagement of and oversee the Company’s Independent Auditor. The Audit Committee shall prepare any reports required by the Audit Committee under applicable securities regulations. The Audit Committee shall regularly report its activities to the Board.

The Company shall provide appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties under this Charter and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties under this Charter. The Audit Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law as the Audit Committee or the Board deems necessary or appropriate.

The Audit Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and providing all required certifications relating to those financial statements. The Independent Auditor is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Audit Committee is relying on information provided by the Company’s management and the Company’s Independent Auditor. The Audit Committee is not responsible for providing any expert or special assurance nor any guarantee as to the accuracy or completeness of the Company’s financial statements or other public disclosure, nor is the Audit Committee providing any professional certification as to the work of the Independent Auditor.

2.	Structure and Operations

The Audit Committee’s composition and qualifications shall meet the all applicable laws and stock exchange requirements.

A.	Composition

The Audit Committee shall be comprised of three or more members. Each member must be a director of the Company.

B.	Independence

Each member of the Audit Committee will be independent in accordance with:

(a)	Multilateral Instrument MI 52-110 – Audit Committees,

(b)	Section 121A of the AMEX Company Guide, and

(c)	Rule 10A-3 of the Exchange Act.

attached hereto as Exhibit I-A – Independence Requirements.

C.	Financial Literacy

Each member of the Audit Committee shall meet experience and financial literacy requirements required by:

(a)	MI 52-110, and

(b)	Section 121B of the Amex Company Guide

attached hereto as Exhibit I-B – Financial Literacy Requirements.

D.	Financial Expert

At least one member of the Audit Committee will meet the definition of a “financial expert” as defined in Item 16.A of SEC Form 20-F attached hereto as Exhibit I-C - Financial Expert Definition.

E.	Appointment, Term and Removal

The members of the Audit Committee shall be appointed by the Board taking into account the recommendation of the Nominating and Governance Committee and shall serve until their successors shall be duly elected and qualified or their earlier resignation or removal by the Board. Any member of the Audit Committee may be replaced by the Board.

F.	Chairman

Unless a chairman is elected by the full Board, the members of the Audit Committee may designate a chairman by majority vote of the full Audit Committee membership.

G.	Sub-Committees

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Meetings

A.	Generally

The Audit Committee shall meet with management, the internal auditor, the general counsel and the Independent Auditor in separate executive sessions as appropriate. The Audit Committee shall meet with the Independent Auditor and management to review the Company’s financial statements and financial reports contained in the Company’s annual and quarterly reports to be filed with regulatory agencies and stock exchanges. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee may invite to its meetings any director, any manager of the Company, and any other person whom it deems appropriate to consult in order to carry out its responsibilities. The Audit Committee may also exclude from its meetings any person it deems appropriate to exclude in order to carry out its responsibilities.

B.	Frequency of Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly.

C.	Minutes

The Audit Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

4.	Duties

A.	Introduction

The following functions shall be the common recurring duties of the Audit Committee in carrying out its purposes outlined in Section 1 of this Charter. The Audit Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time.

The Audit Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern which the Audit Committee in its sole discretion deems appropriate for study or investigation by the Audit Committee.

The Audit Committee shall be given full access to the Company’s Board of Directors, managers, Employees and Independent Auditor as necessary to carry out these duties. While acting within the scope of its stated purpose, the Audit Committee shall have all the authority of the Board of Directors.

B.	Powers and Responsibilities

The Audit Committee will have the following responsibilities and will be vested with the powers and authorities set forth below in order to perform and discharge these responsibilities. The Audit Committee shall consult with management but shall not delegate these responsibilities.

1.

The Audit Committee shall have the sole authority to appoint or replace the Independent Auditor subject, if applicable, to shareholder ratification as required by the Company’s charter or the laws of British Columbia.

2.

The Audit Committee shall be directly responsible for the compensation and oversight of the work of the Independent Auditor (including resolution of disagreements between management and the Independent Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

3.	The Independent Auditor shall report directly to the Audit Committee.

4.

The Committee shall approve in advance all audit and permitted non-audit services (including the fees and terms thereof) to be performed by the Independent Auditor. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Independent Auditor and to any advisors employed by the Audit Committee. In considering approval of permitted non-audit services, the Audit Committee shall consider whether the providing of such services will affect the independence of the Independent Auditor. The Audit Committee shall also consider any other factors relevant to appointment of the Independent Auditor to perform permitted non-audit services, and establish any principles to be applied in making the determination.

5.	The Audit Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee, as it determines to be appropriate to carry out its duties.

6.

The Audit Committee may request any Officer or Employee of the Company or the Company’s outside counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

7.	The Audit Committee shall make regular reports to the Board.

8.	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

9.	The Audit Committee shall annually review the Audit Committee’s own performance.

C.	Financial Statement and Disclosure Matters

The Audit Committee, to the extent it deems necessary or appropriate, shall:

1.

Review and discuss with management and the Independent Auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be filed with applicable securities regulatory authorities and included in the Company’s annual reports.

2.

Review and discuss with management and the Independent Auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its quarterly financial statements and management’s discussion analysis with applicable securities regulatory authorities, including the results of any Independent Auditor review of the quarterly financial statements.

3.

Discuss with management and the Independent Auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material control deficiencies.

4.	Annually, and before publication of the annual financial statements, review and discuss a report from the Independent Auditor on:

(a) All critical accounting policies and practices to be used.

(b)      All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor.

(c)      Other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

5.

Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the Independent Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a) The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the Independent Auditor, internal auditor or management.

(b) The management letter provided by the Independent Auditor and the Company’s response to that letter.

(c)      Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.

Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the annual report to the SEC about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other Employees who have a significant role in the Company’s internal controls.

D.	Oversight of the Company’s Relationship with the Independent Auditor

The Audit Committee will:

1.	Review and evaluate the experience and qualifications of the senior members of the Independent Auditor team.

2.	Obtain and review a report from the Independent Auditor at least annually regarding:

(a) the Independent Auditor’s internal quality-control procedures;

(b)     any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

(c) any steps taken to deal with any such issues; and

(d) all relationships between the Independent Auditor and the Company.

3.

Evaluate the qualifications, performance and independence of the Independent Auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor.

4.	The Audit Committee shall present its conclusions with respect to the Independent Auditor to the Board.

5.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

6.

Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

7.

Recommend to the Board policies for the Company’s hiring of employees or former employees of the Independent Auditor who were engaged on the Company’s account participated in any capacity in the audit of the Company.

8.	Meet with the Independent Auditor prior to the audit to discuss the planning and staffing of the audit.

9.	Confirm that the Independent Auditor is registered and in good standing with the Canadian Public Accounting Board and the Public Company Accounting Oversight Board.

E.	Compliance Oversight Responsibilities

The Audit Committee will:

1.	Obtain from the Independent Auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

2.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Employees of concerns regarding questionable accounting or auditing matters.

3.

Discuss with management and the Independent Auditor any correspondence with regulators or governmental agencies and any Employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

4.	Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

F.	Internal Audit.

1.	The Audit Committee shall have the sole authority to appoint or replace the internal auditor.

2.	The internal auditor shall report directly to the Audit Committee, provided however that for functional and administrative purposes the internal auditor shall report to the CFO.

3.	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the internal auditor, including approval of the annual budget of the internal audit department.

4.	At least annually, the Audit Committee shall review the duties and the qualifications, performance and independence of the internal auditor, and approve the internal audit work plan.

5.

The Audit Committee shall receive regular reports from the internal auditor on the fulfillment of the internal auditor responsibilities. The Audit Committee may also request the internal auditor provide such additional information and advice as the Audit Committee may request.

G.	Related Party Transactions.

1.

The Committee shall review for fairness to the Company proposed transactions, contracts and other arrangements between the Company and its subsidiaries and any related party or affiliate, and make recommendations to the Board whether any such transactions, contracts and other arrangements should be approved or continued. The foregoing shall not include any compensation payable pursuant to any plan, program, contract or arrangement subject to the authority of the Company’s Compensation Committee.

2.

As used herein the term “related party” means any officer or director of the Company or any subsidiary, any company controlled by any such officer or director, or any shareholder holding a greater than 10% direct or indirect financial or voting interest in the Company, and the term “affiliate” means any person, whether acting alone or in concert with others, that has the power to exercise a controlling influence over the Company and its subsidiaries. "Related party" includes Hunter Dickinson Inc.

5.	Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

EXHIBIT I-A - INDEPENDENCE REQUIREMENTS

Section 1.4 and 1.5 of MI 52-110

Meaning of Independence:

1.4	Meaning of Independence

	(1)	An audit committee member is independent if he or she has no direct or indirect material relationship with the issuer.

(2)

For the purposes of subsection (1), a “material relationship” is a relationship which could, in the view of the issuer’s board of directors, be reasonably expected to interfere with the exercise of a member’s independent judgment.

	(3)	Despite subsection (2), the following individuals are considered to have a material relationship with an issuer:

		(a)	an individual who is, or has been within the last three years, an employee or executive officer of the issuer;

		(b)	an individual whose immediate family member is, or has been within the last three years, an executive officer of the issuer;

		(c)	an individual who:

			(i)	is a partner of a firm that is the issuer’s internal or external auditor,

			(ii)	is an employee of that firm, or

			(iii)	was within the last three years a partner or employee of that firm and personally worked on the issuer’s audit within that time;

		(d)	an individual whose spouse, minor child or stepchild, or child or stepchild who shares a home with the individual:

			(i)	is a partner of a firm that is the issuer’s internal or external auditor,

			(ii)	is an employee of that firm and participates in its audit, assurance or tax compliance (but not tax planning) practice, or

			(iii)	was within the last three years a partner or employee of that firm and personally worked on the issuer’s audit within that time;

(e)

an individual who, or whose immediate family member, is or has been within the last three years, an executive officer of an entity if any of the issuer’s current executive officers serves or served at that same time on the entity’s compensation committee; and

(f)

an individual who received, or whose immediate family member who is employed as an executive officer of the issuer received, more than $75,000 in direct compensation from the issuer during any 12 month period within the last three years.

	(4)	Despite subsection (3), an individual will not be considered to have a material relationship with the issuer solely because:

		(a)	he or she had a relationship identified in subsection (3) if that relationship ended before March 30, 2004; or

		(b)	he or she had a relationship identified in subsection (3) by virtue of subsection (8) if that relationship ended before June 30, 2005.

(5)

For the purposes of clauses (3)(c) and (3)(d), a partner does not include a fixed income partner whose interest in the firm that is the internal or external auditor is limited to the receipt of fixed amounts of compensation (including deferred compensation) for prior service with that firm if the compensation is not contingent in any way on continued service.

	(6)	For the purposes of clause (3)(f), direct compensation does not include:

		(a)	remuneration for acting as a member of the board of directors or of any board committee of the issuer, and

(b)

the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the issuer if the compensation is not contingent in any way on continued service.

	(7)	Despite subsection (3), an individual will not be considered to have a material relationship with the issuer solely because the individual or his or her immediate family member

		(a)	has previously acted as an interim chief executive officer of the issuer, or

		(b)	acts, or has previously acted, as a chair or vice-chair of the board of directors or of any board committee of the issuer on a part-time basis.

	(8)	For the purpose of section 1.4, an issuer includes a subsidiary entity of the issuer and a parent of the issuer.

1.5	Additional Independence Requirements

(1)	Despite any determination made under section 1.4, an individual who

(a)

accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or any subsidiary entity of the issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee, or as a part- time chair or vice-chair of the board or any board committee; or

(b) is an affiliated entity of the issuer or any of its subsidiary entities,

is considered to have a material relationship with the issuer.

(2)	For the purposes of subsection (1), the indirect acceptance by an individual of any consulting, advisory or other compensatory fee includes acceptance of a fee by:

(a) an individual’s spouse, minor child or stepchild, or a child or stepchild who shares the individual’s home; or

(b)

an entity in which such individual is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the issuer or any subsidiary entity of the issuer.

(3)

For the purposes of subsection (1), compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the issuer if the compensation is not contingent in any way on continued service.

Amex Section 121A

The definition of “independent director”, as specified in Section 121A of the AMEX Company Guide, is set forth below:

“Independent director” means a person other than an officer or employee of the company. No director qualifies as independent unless the issuer’s Board of Directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment. In addition to the requirements contained in this Section 121A, directors serving on the audit committee must also comply with the requirements set forth in Section 121B(2). The following is a non-exclusive list of persons who shall not be considered independent:

(a) a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer then one year);

(b) a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(1) compensation for board or board committee service,

(2) payments arising solely from investments in the company’s securities,

(3) compensation paid to an immediate family member who is an employee (other than an executive officer) of the company,

(4) compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year),

(5) benefits under a tax-qualified retirement plan,

(6) non-discretionary compensation,

(7) loans permitted under Section 13(k) of the Exchange Act,

(8) loans from a financial institution provided that the loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (iii) did not involve more than a normal degree of risk or other unfavourable factors, and (iv) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404, or

(9) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (i) made in the ordinary course of business, (ii) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and (iii) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404.

(c) a director who is an immediate family member of an individual who is, or at any time during the past three years was employed by the company as an executive officer;

(d) a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e) a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers served on the compensation committee of such other entity; or

(f) a director who is, or has an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Exchange Act Rule 10A-3

In order to be considered independent for the purposes of Rule 10A-3, a director must meet the following independence standards.

(i) Each member of the audit committee must be a member of the board of directors of the listed issuer, and must otherwise be independent.

(ii) In order to be considered to be independent, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

(A) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

(B) Be an affiliated person of the issuer or any subsidiary thereof.

The following definitions apply to the determination of independence under Rule 10A-3:

(1)	(i) The term affiliate of, or a person affiliated with, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(ii) A person will be deemed not to be in control of a specified person for purposes of this section if the person:

(1) Is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person; and

(2) Is not an executive officer of the specified person.

(iii) The following will be deemed to be affiliates:

(A) An executive officer of an affiliate;

(B) A director who also is an employee of an affiliate;

(C) A general partner of an affiliate; and

(D) A managing member of an affiliate.

(iv) For purposes of paragraph(1)(i) of this section, dual holding companies will not be deemed to be affiliates of or persons affiliated with each other by virtue of their dual holding company arrangements with each other, including where directors of one dual holding company are also directors of the other dual holding company, or where directors of one or both dual holding companies are also directors of the businesses jointly controlled, directly or indirectly, by the dual holding companies (and, in each case, receive only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of the dual holding companies or any entity that is jointly controlled, directly or indirectly, by the dual holding companies).

(2) In the case of foreign private issuers with a two-tier board system, the term board of directors means the supervisory or non-management board.

(3) In the case of a listed issuer that is a limited partnership or limited liability company where such entity does not have a board of directors or equivalent body, the term board of directors means the board of directors of the managing general partner, managing member or equivalent body.

(4) The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(5) The term dual holding companies means two foreign private issuers that:

(i) Are organized in different national jurisdictions;

(ii) Collectively own and supervise the management of one or more businesses which are conducted as a single economic enterprise; and

(iii) Do not conduct any business other than collectively owning and supervising such businesses and activities reasonably incidental thereto.

(6) The term executive officer has the meaning set forth in § 240.3b -7.

(7) The term foreign private issuer has the meaning set forth in § 240.3b -4(c).

(8) The term indirect acceptance by a member of an audit committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-

managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the issuer or any subsidiary of the issuer.

(9) The terms listed and listing refer to securities listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.

EXHIBIT I-B - FINANCIAL LITERACY REQUIREMENTS

MI 52-110

Section 3.1(4) states that each audit committee member must be financially literate.

Section 1.5 defines the meaning of financial literacy as follows:

“For the purposes of this Instrument, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the issuer's financial statements.”

AMEX Section 121B(a(ii))

Each issuer must have an Audit Committee of at least three members, each of whom:

“is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the audit committee who is financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 401(h) of Regulation S-K, Item 401(e) of Regulation S-B is presumed to qualify as financially sophisticated.”

EXHIBIT I-C - FINANCIAL EXPERT

For purposes of this Item, an audit committee financial expert means a person who has the following attributes:

i. An understanding of generally accepted accounting principles and financial statements;

ii. The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

iii. Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer's financial statements, or experience actively supervising one or more persons engaged in such activities;

iv. An understanding of internal control over financial reporting; and

v. An understanding of audit committee functions.

A person shall have acquired such attributes through:

i. Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

ii. Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

iii. Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

iv. Other relevant experience.

C–2

COMPENSATION COMMITTEE CHARTER

1.	Purpose

The purposes and responsibilities of the Compensation Committee (the “Comp Committee”) shall be to assist the Board of Directors in carrying out its responsibilities relating to executive and director compensation. In furtherance of this purpose, the Comp Committee shall have the following duties, responsibilities and authority:

(a) To recommend to the Board of Directors the form and amount of compensation to be paid by the Company to the directors, including compensation to be paid in consideration of a director acting on a committee of the Board of Directors. The Comp Committee will review the compensation of the Company’s directors at least annually and from time to time as deemed appropriate.

(b) To annually review and approve corporate goals and objectives relating to the compensation of the Company’s executive officers, including the CEO, CFO and other Senior Officers (collectively, the “Officers”) if applicable. The Comp Committee will evaluate the performance of the Officers in light of those goals and review and recommend to the Board the Officers’ annual compensation and incentive or equity plan participation levels and bases of participation. The CEO must not be present during voting or deliberations of the Comp Committee regarding the compensation of the CEO. Recommendations of compensation will include salary, bonus, and other incentive compensation. In evaluating the long-term incentive component of Officers’ compensation, the Comp Committee will consider the Company’s performance and relative shareholder return, the values of similar incentive awards to Officers at comparable companies and the awards given to the Officers in past years.

(c) To review and recommend to the Board on an annual basis the evaluation process and compensation structure for the Company’s other Employees.

(d) Based upon input and recommendations from the Officers, to review the Company’s incentive compensation plans and recommend changes in such plans to the Board of Directors as needed and to review and submit to the Board of Directors recommendations concerning new incentive compensation plans.

(e) To administer the Company's stock option and other equity based compensation plans and determine the grants of stock options and other equity based compensation.

(f) To prepare and publish any annual executive compensation report in the Company’s annual information form or proxy statement.

The Comp Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law as the Comp Committee or the Board deems necessary or appropriate.

2.	Structure and Membership

(a) Number. The Comp Committee will consist of three persons unless the Board should from time to time otherwise determine.

(b) Independence. A majority of the members of the Comp Committee will be “independent” as determined under the Company’s Corporate Governance Guidelines.

(c) Chair. Unless the Board elects a Chair of the Comp Committee, the Comp Committee will elect a Chair by majority vote.

(d) Compensation. The compensation of the Comp Committee will be as determined by the Board.

(e) Selection and Removal. Members of the Comp Committee will be appointed by the Board, upon the recommendation of the Nominating and Governance Committee. The Board may remove members from the Comp Committee, with or without cause.

(f) Term. Members of the Comp Committee will be appointed for one-year terms. Each member will serve until a replacement for him or her is appointed, or until he or she resigns or is removed from the Board or the Comp Committee.

3.	Procedures and Administration

(a) Meetings. The Comp Committee will meet as often as it deems necessary in order to perform its responsibilities. The Comp Committee will keep minutes of its meetings and any other records as it will deem appropriate.

(b) Subcommittees. The Comp Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of one or more members), as it deems appropriate from time to time under the circumstances.

(c) Reports to the Board. The Comp Committee will report (orally or otherwise) regularly to the Board following meetings of the Comp Committee and with respect to such other matters as are relevant to the Comp Committee’s discharge of its responsibilities and will report in writing on request of the Chairman of the Board.

(d) Charter. The Comp Committee will, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(e) Independent Advisors. The Comp Committee will have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be regular advisors to the Company. The Comp Committee is empowered, without further action by the Board, to cause the company to pay compensation to such advisors as established by the Comp Committee.

(f) Investigations. The Comp Committee will have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it will deem appropriate, including the authority to request any officer, Employee or advisor of the Company to meet with the Comp Committee or any advisors engaged by the Comp Committee.

(g) Annual Self-Evaluation. At least annually, the Comp Committee will evaluate its own performance.

4.	Additional Powers

The Comp Committee will have such other duties as may be delegated from time to time by the Board of Directors.

C–3

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

1.	Purpose

The purpose of the Nominating and Governance Committee (the “N&G Committee”) is to provide support for the stewardship and governance role of the Board of Directors (the “Board”) by carrying out responsibilities delegated to it by the Board from time to time, including:

(a) Identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

(b) Making recommendations on the composition of the Board and the persons to be nominated for election as Directors at meetings of the Shareholders;

(c) Recommending to the Board corporate governance and ethical policies that should be applicable to the Company, and monitoring compliance with applicable laws, regulations, and corporate governance and ethical policies;

(d) Considering questions of independence and possible conflicts of interest of members of the Board and Senior Officers and making recommendation regarding such matters, including the criteria for determining director independence;

(e) Overseeing the annual evaluation of the Board and its other committees;

(f) Recommending Committee assignments;

(g) Managing Board and committee succession planning; and

(h) Monitoring appropriate Shareholder communications.

The N&G Committee will fulfil these responsibilities and duties primarily by carrying out the activities set out in this Charter. The N&G Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law as the N&G Committee or the Board deems necessary or appropriate.

2.	Structure and Membership

(a) Number. The N&G Committee will consist of three persons unless the Board should from time to time otherwise determine.

(b) Independence. A majority of the members of the N&G Committee will be “independent” as determined under the Company’s Corporate Governance Guidelines.

(c) Chair. Unless the Board elects a Chair of the N&G Committee, the N&G Committee will elect a Chair by majority vote.

(d) Compensation. The compensation of the N&G Committee will be as determined by the Board, upon the recommendation of the Compensation Committee.

(e) Selection and Removal. Members of the N&G Committee will be appointed by the Board, upon the recommendation of the N&G Committee. The board may remove members of the N&G Committee from the N&G Committee, with or without cause.

(f) Term. Members of the N&G Committee will be appointed for one-year terms. Each member will serve until a replacement for him or her is appointed, or until he or she resigns or is removed from the Board or the N&G Committee.

3.	Authority and Responsibilities

The N&G Committee will discharge its responsibilities, and will assess the information provided by the Company’s management, in accordance with its business judgment.

(a) Selection of Director Nominees. Except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors, the N&G Committee will be responsible for recommending to the Board the nominees for election as directors at any meeting of shareholders and the persons to be appointed by the Board to fill any vacancies on the Board. In making its recommendation on nominees, the N&G Committee will consider the competencies and skills each new nominee will bring to the Board in light of the determinations made by the Board as to (a) the criteria and principles to be applied in the director selection process and (b) the competencies and skills of each current director.

(b) Criteria for Selecting Directors. The N&G Committee will recommend to the Board for its consideration criteria and principles to guide its director selection process. The N&G Committee will be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition and size of the Board as a whole in order to ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. The N&G Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by the shareholders.

(c) Search Firms. The N&G Committee will have the authority to retain and terminate any search firm to be used to identify director nominees, including the authority to approve the search firm’s fees and other retention terms. The N&G Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the N&G Committee.

(d) Selection of Committee Members. The N&G Committee will be responsible for establishing and recommending the qualifications and criteria for membership on each committee of the Board, and for recommending to the Board the directors to be appointed to each committee of the Board.

(e) Conflicts. The N&G Committee will consider questions of independence and possible conflicts of interest of members of the Board and of Senior Officers and make recommendations regarding such matters to the Board.

(f) Corporate Governance Guidelines and Ethics Policies. The N&G Committee will monitor legislation, regulatory policies and industry best practices dealing with corporate governance and ethics policies and practices and, from time to time as it deems appropriate, review and reassess the adequacy of the Company’s Corporate Governance Guidelines and ethics policies, and recommend any proposed changes to the Board for approval. The N&G Committee will also consider policies relating to meetings of the Board and separate meetings of independent directors.

(g) Evaluation of the Board. The N&G Committee will be responsible for evaluating the Board annually and overseeing an annual self-evaluation by individual Directors of the Board’s performance to determine whether it and its committees are functioning effectively. The N&G Committee will determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.

(h) Evaluation of Committees. The N&G Committee will review and make recommendations to the Board concerning the types, duties, functions, size and operation of committees of the Board; review and assess annually the adoption and adequacy of charters of all committees of the Board and make recommendations to the Board for any improvements to such charters as the N&G Committee deems to be necessary or appropriate; and conduct an annual review and evaluation of the performance of each committee (including the N&G Committee) and its members.

4.	Procedures and Administration

(a) Meetings. The N&G Committee will meet as often as it deems necessary in order to perform its responsibilities. The N&G Committee will keep minutes of its meetings and any other records as it will deem appropriate.

(b) Subcommittees. The N&G Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of one or more members), as it deems appropriate from time to time under the circumstances.

(c) Reports to the Board. The N&G Committee will report (orally or otherwise) regularly to the Board following meetings of the N&G Committee and with respect to such other matters as are relevant to the N&G Committee’s discharge of its responsibilities and will report in writing on request of the Chairman of the Board.

(d) Charter. The N&G Committee will, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(e) Independent Advisors. The N&G Committee will have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be regular advisors to the Company. The N&G Committee is empowered, without further action by the Board, to cause the company to pay compensation to such advisors as established by the N&G Committee.

(f) Investigations. The N&G Committee will have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, Employee or advisor of the Company to meet with the N&G Committee or any advisors engaged by the N&G Committee.

(g) Annual Self-Evaluation. At least annually, the N&G Committee will evaluate its own performance.

5.	Additional Powers

The N&G Committee will have such other duties as may be delegated from time to time by the Board of Directors.

D–1

DIRECTOR INDEPENDENCE DEFINITIONS

To assist the Board of Directors of the Company in determining whether a director is “independent” for purposes other than for the audit committee (see Audit Committee Charter) the law requires that certain circumstances pertain. These definitions have been prepared based upon rules implemented or proposed by certain of the Canadian Securities Regulators, AMEX and U.S. regulators.

The following persons will not be considered independent for purposes other than for the Audit Committee:

(a)

a director who is, or at any time during the past three years was, an employee or executive officer of the Company, any parent or subsidiary of the Company or HDI (other than prior service as an interim Chief Executive Officer);

(b)

a director who has a Family Member, as defined below, who is, or at any time during the past three years was, an employee or executive officer of the Company, any parent or subsidiary of the Company or HDI (other than prior service as an interim Chief Executive Officer);

(c)

a director who received, or who has a Family Member who received, direct compensation from the Company, any parent or subsidiary of the Company or HDI in excess of the lesser of US$60,000 and CDN$75,000 during any period of 12 consecutive months within the three years proceeding the determination of independence, other than the following:

	(i)	compensation for board or board committee service; or

(ii)

fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, any parent or subsidiary of the Company or HDI if the compensation is not contingent in any way on continued service;

(d)

a director who has a relationship with the Company, any parent or subsidiary of the Company or HDI, as a result of which the director may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, any parent or subsidiary of the Company or HDI, other than remuneration for acting as a member of the Board or a Board committee;

(e)

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company, any parent or subsidiary of the Company or HDI made, or from which the Company, any parent or subsidiary of the Company or HDI received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or US$200,000, whichever is more, other than the following:

(i) payments arising solely from investments in the Company’s securities; or

(ii) payments under non-discretionary charitable contribution matching programs;

(f)

a director who is, or has been, or has a Family Member who is, or has been, at any time during the past three years, an executive officer of another entity where at any time during the past three years any of the current executive officers of the Company served on the compensation committee of such other entity;

(g)

a director who is or has been a partner of, or employed by, a current or former external auditor of the Company, unless three years has elapsed since the person’s relationship with the auditor, or the audit relationship, has ended;

(h)

a director who has a Family Member who is or has been a partner of, or employed by, a current or former external auditor of the Company, unless three years have elapsed since the person’s relationship with the auditor, or the audit relationship, has ended;

(i)

a director who controls the Company, or a director who is either (i) both a director and an employee of, or (ii) an executive officer, general partner or managing member of, a company that controls the Company or a company that is controlled by a person who also controls the Company;

(j)

a director who is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, if the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company for which he or she serves as an executive officer; or

(k)

a director who serves as an officer, director or trustee of a charitable organization, if the Company’s discretionary charitable contributions to the organization are more than the greater of US$1 million or 2% of that organization’s total annual charitable receipts.

(l)

For the purpose hereof, “control” means the direct or indirect ability to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities or otherwise. Ownership of at least 10% of the Company’s voting shares is a material threshold and the Board should examine the circumstances of this holding to determine if the shareholder is considered to “control” the Company for the purpose of these guidelines. A person who owns more than 50% of the Company’s voting shares will be considered to “control” the Company.

(m)	The Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for the purpose of the test herein.

Family Member means a person’s

(i) spouse;

 (ii) parent;

(iii) children;

(iv) siblings;

(v) mother or father-in-law;

(vi) son or daughter-in-law;

(vii) brother or sister-in-law; and

(viii) anyone who resides in such person’s home (other than an Employee of the person or Family Member).

D-2

MATTERS REQUIRING BOARD APPROVAL (NON-DELEGATION POLICY)

This Policy contains guidelines from the Board of Directors to management of the Company regarding items which must be approved by the Board and hence are not delegated to management without Board approval. A general overriding consideration is that the Directors are required under law to manage, or supervise the management of, the business and affairs of the Company. Accordingly, even if an action might fall outside these guidelines management should consider whether the matter, nevertheless, be referred to the Board for consideration.

The following is a list of items which Senior Officers must refer to the Board, or an appropriate committee thereof, for consideration. Under these guidelines, the “Threshold Amount” is equal to C$1,500,000 and an “Out of Budget Transaction” is a transaction that exceeds the Threshold Amount and that is not otherwise already part of the Company’s approved operating budget.

1. The approval of annual corporate budgets.

2. The approval of all financial information and other disclosure documents that are required by law to be approved by the Board before they are released to the public.

3. Allotment of any securities. This includes shares, options, warrants or other convertible or debt securities, and the payment of a commission to any person as consideration for purchasing securities of the Company or providing purchasers for any such securities. Securities may be issued by Senior Officers where previously allotted by the Board (e.g. exercise of previously allotted options and warrants upon exercise).

4. Transactions of a fundamental nature such as amalgamations, mergers, legal partnerships and material acquisitions or dispositions.

5. Agreeing to redeem, purchase or otherwise acquire any shares.

6. Entering into any agreement or commitment to acquire or dispose of assets that are material to the Company including, but not limited to, those that are an Out of Budget Transaction.

7. Entering into, or making a material modification of, any agreement or commitment to become liable for any indebtedness, including the granting of a guarantee or similar standby obligation, if (a) the amount of such indebtedness is an Out of Budget Transaction or (b) any assets of the Company are made subject to a security interest in an Out of Budget Transaction.

8. Committing to making any capital expenditure which is an Out of Budget Transaction.

9. Entering into any contract, agreement or commitment out of the ordinary course of business if such agreement involves a commitment of financial resources which exceeds the Threshold Amount.

10. Entering into any agreement with an Insider of the Company outside of the ordinary course of business.

11. Entering into or amending any agreement with Hunter Dickinson Inc. (“HDI”).

12. Terminating, suspending or significantly modifying any material business activity or business strategy of the Company.

13. Undertaking a new business activity that requires an allocation of resources that exceed the Threshold Amount.

14. Making any material change to a business or strategic plan that has been approved by the Board.

15. The initiation or settlement of any legal proceeding involving a payment that may exceed the Threshold Amount.

16. A change in independent auditor.

17. The hiring or termination of employment, or the determination of the compensation, of any person who is a Senior Officer of the Company.

18. Offering any material employment or consulting terms to any individual or entity which are not customary for the Company. This determination is to be made by reference to terms of employment or consultancy that have generally been offered to other Employees or consultants in similar positions or with similar status.

19. The approval of a request by an officer or Employee of the Company to serve on the board of another entity, other than not-for-profit entities or family businesses that in no material way compete with the Company or do any material business with the Company.

20. Any other matter specified by the Board as requiring its prior approval.